Exhibit 99.1

CONMED Announces Definitive Agreement to Acquire Buffalo Filter LLC

•	Transaction adds category leader in the surgical smoke evacuation market to its General Surgery portfolio

•	CONMED to host conference call today at 4:30 p.m. ET

UTICA, N.Y.—(BUSINESS WIRE)—Dec. 13, 2018— CONMED Corporation (NASDAQ:CNMD) today announced a definitive agreement to acquire privately-held Buffalo Filter LLC (Buffalo Filter) for $365 million on a cash-free, debt-free basis. The transaction is expected to be financed through a combination of new convertible notes and an expanded and amended credit facility. The transaction is subject to customary closing conditions, including receipt of U.S. regulatory approval, and is expected to close in the first quarter of 2019.

Founded in 1991, Buffalo Filter, part of Filtration Group, is the market leader in surgical smoke evacuation technologies. The company’s comprehensive product portfolio includes smoke evacuation pencils, smoke evacuators, and laparoscopic solutions.

“This acquisition is a strong strategic fit with our General Surgery portfolio, and the platform technology provides us a leading position in the high-growth smoke-evacuation market,” commented Curt R. Hartman, President and Chief Executive Officer of CONMED. “We believe this technology, combined with our focused innovation in the surgical suite, will deliver impactful solutions to address significant challenges confronting healthcare practitioners and their patients. We look forward to welcoming Buffalo Filter’s talented team to CONMED.”

Samantha Bonano, President and Chief Executive Officer of Buffalo Filter, added, “We are excited to join CONMED and continue our mission of improving safety in the operating room. We believe that the combination of our dedicated teams, as well as our proven research and development expertise, will enable us to continue to bring best-in-class smoke-evacuation products to a growing global market.”

Financial Highlights

In conjunction with the acquisition, the Company is reiterating previously issued financial guidance for 2018. Going forward, the acquisition is expected to improve the profitability profile of CONMED by adding approximately 50 basis points to the organic constant currency revenue growth of the Company. The impact on overall gross margins is expected to be neutral in 2019 and accretive thereafter. The acquisition is expected to improve adjusted operating margins of the Company by approximately 100 basis points in the first year and an additional 100 basis points by year three.

Based on the anticipated date of closing, CONMED expects the acquisition to be neutral to adjusted cash earnings per share in 2019 and between $0.10 and $0.15 per share accretive in 2020. On a GAAP basis, the transaction is expected to be dilutive in 2019, and less dilutive or increasingly accretive thereafter, due to estimated amortization expense and acquisition-related net charges, which are based on a preliminary valuation and are subject to change.

Conference Call

In conjunction with this release, CONMED management will host a conference call today at 4:30 p.m. ET. To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 1676718.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED’s web site at www.conmed.com. A presentation of supplemental financial information has also been posted to the Company’s website in the “Investors” section. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Thursday, December 13, 2018, until 11:59 p.m. ET on Thursday, December 27, 2018. To hear this recording, dial 855-859-2056 (domestic) or (404) 537-3406 (international) and enter the passcode 1676718.

Advisors

Barclays Capital is acting as financial advisor, Sullivan & Cromwell LLP is acting as legal counsel, and J.P. Morgan is leading the financing for CONMED in connection with the transaction. Goldman Sachs is acting as financial advisor and Paul Hastings LLP is acting as legal counsel for Filtration Group in connection with the transaction.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 19 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,100 people. For more information, visit www.conmed.com.

About Buffalo Filter

For over 25 years, Buffalo Filter has been a globally recognized brand in surgical safety. Dedication to improving healthcare safety and a strong commitment to quality, inspired the launch of cutting-edge innovations in surgical smoke evacuation and laparoscopic surgery solutions. Buffalo Filter’s world-renowned education program has changed the way the global healthcare community sees surgical smoke.

Forward Looking Information

This press release contains certain forward-looking statements (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of CONMED and certain plans and objectives of CONMED. All statements other than statements of historical or current fact included in this press release are statements that could be deemed forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases, or can state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. These forward-looking statements are based upon the current beliefs and expectations of CONMED, members of its senior management team and its Board of Directors, and are subject to significant risks and uncertainties, including factors outside of CONMED’s control. Such risks and uncertainties contained in forward-looking statements can include, without limitation: prospective performance and opportunities and the outlook for CONMED’s and Buffalo Filter’s businesses; the ability of CONMED to advance Buffalo Filter’s product lines following the transaction; uncertainties as to the timing for completion of the transaction; the possibility that various conditions to complete the transaction may not be satisfied or waived; transaction costs in connection with the transaction; the potential effects of the transaction on relationships with employees, customers, other business partners or governmental entities; the state of the credit markets generally and the availability of financing; other business effects, including the effects of industry, economic or political conditions outside of CONMED’s control; any assumptions underlying any of the foregoing; and other risks and uncertainties which may be detailed from time to time in reports filed by CONMED with the Securities and Exchange Commission. CONMED’s shareholders and other investors are cautioned that any such forward-looking statements are not guarantees of future performance and to not place undue reliance on these forward-looking statements, as actual results may differ materially from those currently anticipated. All forward-looking statements are based on information currently available to CONMED, and CONMED undertakes no obligation to update any such forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Source: CONMED Corporation

CONMED Corporation

Todd Garner

Chief Financial Officer

315-624-3317

ToddGarner@conmed.com